UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2019

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16335	73-1599053
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(Address of principal executive office) (Zip Code)

(918) 574-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2019, Magellan Midstream Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., each acting on behalf of itself and collectively as the representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of $500,000,000 aggregate principal amount of the Partnership’s 4.850% Senior Notes due 2049 (the “Notes”). The Notes were issued at 99.371% of the face value amount and the Partnership agreed to sell the Notes to the Underwriters at a purchase price of 98.496% of the principal amount thereof. The material terms of the Offering are described in the prospectus supplement dated January 11, 2019, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Notes is registered with the Commission pursuant to the Partnership’s Registration Statement on Form S-3 (File No. 333-223097) that was filed with the Commission on February 20, 2018. Subject to customary conditions to closing, the transactions contemplated by the Underwriting Agreement will be consummated on January 18, 2019.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Partnership and its affiliates, for which they received or will receive customary fees and expense reimbursement. Additionally, each of the Underwriters or their affiliates has a lending relationship with the Partnership and U.S. Bank National Association, the Notes trustee, is also an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of January 11, 2019, among Magellan Midstream Partners, L.P. and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Dated: January 11, 2019	By:	/s/ Suzanne H. Costin
Name: Suzanne H. Costin Title: Secretary